Exhibit 99.1

BioLargo’s First Quarterly Report of 2022 Highlights: Record Company-wide Revenues,

Subsidiaries Achieving and Approaching Profitability, and Progress of Key Growth Catalysts

Westminster, CA – May 17, 2022 – BioLargo, Inc. (OTCQB:BLGO), a developer of sustainable cleantech technologies and full-service environmental engineering company, filed its Quarterly Report on Form 10-Q for the period ended March 31, 2022, with the SEC yesterday (www.biolargo.com/sec-filings). Here the company has provided highlights from the report as well as commentary on the company’s strategy for growth.

“BioLargo is at a turning point,” said the company’s President and CEO, Dennis P. Calvert. “After investing years and millions of dollars into R&D for our innovative technologies, in this quarter we generated record revenues, our subsidiary ONM Environmental turned an operating profit, and our engineering subsidiary ended the quarter just shy of profitability. Although we have solidified our reputation as a trusted and credible cleantech solutions provider thanks to our commitment to creating best-in-class sustainable technologies and our growing roster of talented engineers and scientists, we still must work hard to continue to achieve these results in the long term. Now we are capitalizing on these assets in a way we believe will create significant value for our company and stockholders.”

The company is holding an investor webcast on Thursday, May 19, 2022, at 1:00 pm Pacific / 4:00 pm Eastern, at the following link, open to the public: https://www.webcaster4.com/Webcast/Page/2448/45648

Financial highlights

●	Company-wide revenues for the three months ended March 31, 2022, was a record $965,000, which is 69% higher than in the same period in 2021.
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BioLargo subsidiary ONM Environmental’s revenue was $598,000, representing an 87% increase compared to the same period in 2021, and operating income was $13,000, representing its first-ever profitable quarter.

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BioLargo Engineering, Science & Technologies generated $355,000 of revenue, representing a 177% increase compared to the same period in 2021. This subsidiary had an operating loss of $35,000 for the quarter, compared with an operating loss of $183,000 in the same period in 2021.

Please see management’s discussion and analysis of the company’s results of operations in its most recent Form 10-Q filed with the SEC on May 16, 2022, and the Risk Factors section in the company’s Form 10-K filed with the SEC on March 31, 2022, for more information.

Commercial and developmental highlights

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PFAS – the AEC: The company has successfully completed in-house pilot testing of its sustainable, low-waste solution (the AEC) for treating water contaminated with per- and polyfluoroalkyl substances (PFAS), so-called “forever chemicals” linked to cancer, birth defects and diverse health problems. Based on those results and on demonstration of the AEC’s long-lasting performance without significant deterioration, the company is preparing a plan for an on-site commercial trial with a large municipal agency in Southern California. The company is also in discussions with potential industrial clients that it believes can safely rely upon the AEC’s proof of performance claims achieved in its water lab in Oak Ridge, TN rather than requiring field demonstration pilots. As a result of the company’s initial and limited marketing efforts, it has established a pipeline of potential customers that could exceed $90 million in value over time, subject to the company’s ability to stage-in this level of growth. Although management is highly encouraged and working to turn these prospective customers into clients, they are still at the early stage of the commercial process on each. Additionally, the company is negotiating three channel partner agreements for the AEC.

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Private-label growth: BioLargo’s private label pet odor control product partnership with Ikigai Marketing Works, LLC is advancing steadily after the product was well-received in its television test-marketing campaign. Initial sales have exceeded expectations, and Ikigai is preparing to launch the product with multiple retail outlets.

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Channel partner – Garratt-Callahan: The "minimal liquid discharge” water treatment system, invented by the 100+ year old water treatment company Garratt-Callahan and manufactured by BioLargo, has passed factory acceptance testing. Now, both companies are working closely to organize the commercial rollout of the equipment to first Garratt-Callahan customers, and believe that the proof-of-claim work already accomplished is sufficient for commercial sales activity to commence.

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Waste-to-energy plant project: BioLargo’s engineering subsidiary has been hired to complete a comprehensive project feasibility plan for a waste-to-energy conversion plant project in South America. The proposed plant would process over two million tons of municipal solid waste annually, and the project cost is likely to exceed $500 million in total, with the engineering design portion expected at 10% of that amount. So far, BioLargo has been contracted for the first phase of the project (i.e., feasibility study), and while not guaranteed, expects to be involved in subsequent phases if the project moves forward as planned.

BioLargo CEO Dennis P. Calvert added, “In many ways, the hardest work is done: inventing, developing, and commercially validating our innovations. Now, we have multiple channel partnerships already contracted and executing as planned to foster expanded revenue growth. We believe that as this strategy matures and expands, our commercial business units will have the potential to generate positive cash flow on a segment basis, and ultimately, positive cash flow for the company as a whole. We are very excited about the Garratt-Callahan project going commercial and our PFAS solution heading into its first projects. The response from the market has been extremely validating for both of these projects.”

About BioLargo, Inc.

BioLargo, Inc. (OTCQB:BLGO) invents, develops, and commercializes innovative technologies in the cleantech space, including for PFAS contamination, advanced water and wastewater treatment, industrial odor and VOC control, air quality control, and infection control. With over 13 years of extensive R&D, BioLargo holds a wide array of issued patents, maintains a robust pipeline of products, and provides full-service environmental engineering. Our approach is to invent or acquire novel technologies and develop them to maturity through our operating subsidiaries. We have developed a number of key channel partnerships to support the reach of our products and services and maximize their commercial potential. With a keen emphasis on collaborations with academic, municipal, and commercial organizations and associations, BioLargo has proven itself with over 80 awarded grants and numerous pilot projects. We monetize through direct sales, recurring service contracts, licensing agreements, strategic joint venture formation and/or the sale of the IP. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo’s (the “Company”) expectations regarding anticipated revenue and plans for future operations, and may be identified by words such as “we believe”. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company’s products. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.